Table Of Contents

Exhibit 21

Wholly Owned Subsidiaries and Joint Ventures

Wholly Owned Subsidiaries

Donaldson Australasia Pty. Ltd.
Wyong, Australia

Ultrafilter Pty. Ltd.
Nunwaiding, Victoria, Australia

Donaldson Filtration Österreich, GmbH
Wien, Austria

Donaldson Sales Inc.
Barbados

Donaldson Europe, b.v.b.a.
Donaldson Coordination Center, b.v.b.a.
Donaldson Belgie, b.v.b.a.
Leuven, Belgium

Donaldson do Brasil
Equipamentos Ltda
Saõ Paulo, Brazil

Donaldson Canada, Inc.
Athens, Ontario, Canada

Donaldson Far East Ltd.
Hong Kong, S.A.R., China

Shanghai Donaldson Filtration Co., Ltd.
Shanghai, China

Donaldson (Wuxi) Filters Co., Ltd.
Wuxi, China

Donaldson Czech Republic s.r.o.
Klasterec nad Ohri, Czech Republic

Donaldson Industrial CR s.r.o.
Kadan, Czech Republic

Ultrafilter s.r.o.
Prague, Czech Republic

Donaldson Scandinavia a.p.s.
Horsholm, Denmark

Ultrafilter a.p.s.
Salgelse, Denmark

Donaldson France, s.a.s.
Bron, France

Donaldson, s.a.s.
Domjean, France

Financiere de Segur s.a.
Le Bozec Filtration & Systems, s.a.
Paris, France

Ultrafilter s.a.s.
Vigny, France

Donaldson GmbH
Torit DCE GmbH
Dulmen, Germany

Donaldon Filtration Deutschland GmbH
Haan, Germany

Donaldson Deutschland Holding GmbH
Quality Air GmbH
Haan, Germany

Ultratroc GmbH
Flensburg, Germany

Ultrafilter Kft.
Budapest, Hungary

Donaldson India Filter Systems Pvt. Ltd.
New Delhi, India

P.T. Donaldson Systems Indonesia
P.T. Donaldson Filtration Indonesia
Jakarta, Indonesia

Donaldson Italia s.r.l.
Ostiglia, Italy

Nippon Donaldson Ltd.
Tokyo, Japan

Donaldson Company Inc. (Luxembourg) SCS
DLXH S.a.r.l.
Luxembourg City, Luxembourg

Table Of Contents

Donaldson Filtration
(Malaysia) Sdn. Bnd.
Selangor Darul Ehsan, Malaysia

Donaldson, S.A. de C.V.
Donaldson Servicio Industrial S. de R.L. de C.V.
Prestadora de Servicios Aguascalientes, S. de R.L. de C.V.
Diemo S.A. de C.V.
Aguascalientes, Mexico

Donaldson Torit, B.V.
Donaldson Nederland B.V.
Wormerveer, Netherlands

Ultrafilter B.V.
Nieuwegein, Netherlands

Donaldson Filtration Norway a.s.
Moss, Norway

Donaldson Filtration (Philippines) Inc.
Muntinlupa City, Philippines

Donaldson Polska Sp. z.o.o.
Warsaw, Poland

Donaldson Filtration (Asia Pacific) Pte. Ltd.
Singapore

Ultrafilter s.r.o.
Bratislava, Slovakia

Donaldson Filtration Systems (Pty) Ltd.
Cape Town, South Africa

Donaldson Korea Co., Ltd.
Seoul, South Korea

Donaldson Iberica Soluciones
en Filtracion, S.L.
Barcelona, Spain

Donaldson Filtros Iberica S.L.
Madrid, Spain

Ultrafilter S.L.
Terrassa, Spain

Donaldson Schweiz GmbH
Aarau, Switzerland

Donaldson Taiwan Ltd.
Taipei, Taiwan

Donaldson Filtration (Thailand) Ltd.
Nothaburi, Thailand

Donaldson (Thailand) Ltd.
Rayong, Thailand

Donaldson Filtre Sistemleri
Ticaret Limited Sirketi
Istanbul, Turkey

Donaldson Filter Components Ltd.
Donaldson UK Holding Ltd.
DFCH Ltd.
Hull, United Kingdom

DCE Donaldson Ltd.
DCE Group Ltd.
Ultrafilter Ltd.
Leicester, United Kingdom

Donaldson Capital, Inc.
ASHC, Inc.
Le Bozec Inc.
Minneapolis, MN USA

Joint Ventures

Advanced Filtration Systems, Inc.
Champaign, Illinois

Advanced Filtration Services, Inc.
Las Vegas, Nevada

Ultrafilter Pty. Ltd.
India

P.T. Panata Jaya Mandiri
Jakarta, Indonesia

Rashed Al-Rashed & Sons —
Donaldson Company Ltd.
Dammam, Saudi Arabia